AGREEMENT OF LEASE

         AGREEMENT OF LEASE made this 16 day of May, 1986 (herein called the "Lease"), between CBS INC., a New York corporation with offices located at 51 West 52 Street, New York, New York (herein called "CBS"), and KOPLAR COMMUNICATIONS INC., a Missouri corporation with offices located at 4935 Lindell Boulevard, St. Louis, Missouri (herein called "Koplar") .

         1. DEMISED PREMISES.   CBS hereby leases to Koplar and Koplar hereby
leases, takes and hires from CBS upon the terms and conditions hereinafter set forth the following:

            (a) That portion of the parcel of land located on Reavis Barracks Road in St. Louis County. Missouri as more particularly described on Exhibit A attached hereto and made a part hereof (herein called the "Site"). Koplar agrees that at the expiration or termination of the term of this Lease, all right, title and interest in said building and all other improvements (except apparatus, air conditioning equipment, other equipment and furnishings installed in the building) on the demised portion of the Site shall pass to CBS.

            (b) A portion of the broadcasting tower as described on Exhibit A - 1 attached hereto and made a part hereof erected by CBS on the Site containing the Channel 11 antenna, or such other television equipment (including

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

antennas) which will not cause interference to, or be subject to interference from, the operations of CBS. Said portion of the tower leased hereunder shall be used solely by Koplar for the installation and maintenance of such television equipment and apparatus. On or before the expiration or termination of this Lease, Koplar shall have the right and agrees to remove said antennas and transmission lines and all other equipment and apparatus and repair any damage occasioned thereby. The tower shall be and remain the property solely of CBS, and Koplar shall merely have the right to use part of it, as provided herein. Koplar's antennas and transmission lines and all other equipment and apparatus shall be and remain the property solely of Koplar, which agrees to keep them in good order and repair. Koplar agrees to make no changes in its ant-ennas or transmission lines without the prior written approval of CBS which will not be unreasonably withheld. Koplar hereby grants to CBS the right to erect and maintain transmission lines and other necessary apparatus and equipment in and on said portion of the broadcasting tower referred to in this paragraph l(b) necessary for the operation of its antenna on said tower and an easement and right of way over said portion to and from said antenna.

            (c) The portions of the premises described in paragraphs (a) and (b) hereof are sometimes collectively

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


referred to herein as the "Demised Premises".

            (d) Koplar may install or maintain on the Demised Premises or any improvements thereon any signs of the same type, size and character and in the same general location as those installed by CBS, but may not install or maintain any other signs without the prior approval of CBS.

        2. TERM. (a) The term of this Lease (the "Initial Term") shall be a period of ten (10) years, commencing as of February 1, 1984 (the "Commencement Date")

            (b) Provided that at the time of the exercise of the option(s) contained in this Article 2. Koplar is not in default under any of the provisions of this Lease beyond the applicable grace period, if any. Koplar shall have the right to renew the Initial Term for a period of ten (10) years ("First Renewal Term"), commencing on the tenth (10th) anniversary of the Commencement Date on the same terms as contained in this Lease (including
Article  3,  without  any  change in the Base Year or any  other  provisions  of
Article  3). If Koplar  elects to renew the Initial  Term for the First

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


Renewal Term, Koplar shall give notice to CBS of such election not later than eighteen (18) months prior to the expiration date of the Initial Term. Upon CBS' receipt of such notice, this Lease, subject to the provisions of this Article 2, shall be automatically extended for the First Renewal Term with respect to the Demised Premises then covered by this Lease with the same force and effect as if the First Renewal Term had been originally included in the term.

        (c) If this Lease shall have been so renewed then at the end of the said First Renewal Term, provided is not in default under any of the provisions of this Lease beyond the applicable grace period, if any, Koplar shall have the right to renew the First Renewal Term of this Lease for a period of five (5) years ("Second Renewal Term"), commencing on the twentieth (20th) anniversary of the Commencement Date on the same terms as contained in this Lease (including
Article  3,  without  -any  change in the Base Year or any other  provisions  of
Article 3). If Koplar so elects to renew the First Renewal Term for the Second Renewal Term, Koplar shall give notice to CBS of such election not later tha-n eighteen (18) months prior to the expiration date of the First Renewal Term. Upon CBS' receipt of such notice, this Lease, subject to the provisions of this
Article 2, shall be automatically extended for the second Renewal Term with respect to the Demised Premises then covered by this Lease with the same force and effect as if. the Second Renewal Term had been originally included in the term.

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

         (d) The term of this Lease shall automatically expire at the expiration date of the Initial Term unless Koplar notifies CBS in writing as stated herein of its intention to renew the terms of this Lease. The term of this Lease shall automatically expire at the expiration date of the First Renewal Term, unless Koplar notifies CBS, in writing as provided herein, of its intention to renew the First Renewal Term. Koplar shall have no right to renew the term of this Lease for any period beyond the Second Renewal Term.

         3. RENTAL:

          (a) FIXED RENTAL. Koplar agrees to pay CBS during the remainder of the first three years of the term of this Lease, an annual fixed rental of THIRTY-ONE THOUSAND TWO HUNDRED ($31,200.00) DOLLARS (the "Fixed Rental") in equal monthly installments of TWO THOUSAND SIX HUNDRED ($2,600.00) DOLLARS, payable in advance, without notice or demand, on the first day of each calendar month during the term hereof. Commencing on the first day of February, 1987, and on the same day of the month every three years thereafter during the. term of this Lease, as such term may be extended pursuant to Article 2 herein, the Fixed Rental shall be increased by the percentage of increase in the cost of living as determined in accordance with the provisions of

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


this Article.

         3.1 (a) On the third anniversary date of the Commencement Date and on each subsequent third anniversary date of the Commencement Date occuring during the term of this Lease (each such date being a "Fixed Rental Adjustment Date"), as such term may be extended pursuant to Article 2 herein, the Fixed Rental shall be increased by an amount determined by multiplying the Fixed Rental, as same may have been previously adjusted pursuant to this Section by a fraction, the numerator of which shall be the latest Consumer Price Index for Urban Wage Earners and Clerical Workers (all items) for St. Louis, Missouri, 1977=100 (the "Index") for the month or period immediately preceding the Fixed Rental Adjustment Date in question and the denominator of which shall be (i) -for the first Fixed Rental Adjustment Date the Index in effect for the month or period immediately preceding the Commencement Date and (ii) for each subsequent Fixed Rental Adjustment Date, the Index in effect for the month or period immediately preceding the last prior Fixed Rental Adjustment Date.


            (b) In the event that (i) the Index (or any index substituted therefor as hereinafter provided) shall cease to be published, then for the purposes of this paragraph, there shall be substituted for the Index such other index of a si-

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

milar kind published by a governmental or other  non-partisan  organization,  or
(ii) there is any change in the computation of the Index or of any such substituted index, then for the purposes of this paragraph, such index as so changed shall be substituted for the index in effect prior thereto.

         3.2. CBS shall, within a reasonable time after obtaining the appropriate data necessary for computing such increase give Koplar notice of any increase so determined, and CBS' computation shall be conclusive and binding (but shall not preclude any adjustment which may be required in the event of a published amendment of the index figures upon which the computation was based).

         3.3 The rent due pursuant to this Article shall be due and payable to CBS in equal monthly installments commencing with the first month of the fourth year of this Lease.

            (b) REDUCTION IN FIXED RENTAL. Koplar currently provides the services to CBS described on Exhibit B attached hereto and made a part hereof (the "downlink services"). As long as Koplar continues to provide the downlink services to CBS, the Fixed Rental payable hereunder shall be reduced by the sum of FIVE HUNDRED ($500.00) DOLLARS per month throughout the terms of this Lease, as such term may be extended pursuant to Article 2 herein, which reductions shall be

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


increased on each anniversary date of the commencement date occurring during the term of this Lease (each such date being an "Adjustment Date") by multiplying same by a fraction. the numerator of which shall be the Index for the month or period immediately preceding the Adjustment Date in question and the denominator of which shall be the Index in effect for the month or period immediately preceding the Commencement Date. In the event that CBS desires to discontinue the use of said services, it may do so upon three (3) months prior written notice to Koplar, whereupon Koplar shall pay to CBS the full Fixed Rental without any reduction, as provided herein.

            (b) REAL PROPERTY TAX PAYMENT. Koplar agrees to pay CBS during the term of this Lease, as such term may be extended pursuant to Article 2 herein, one-half of all real property taxes paid by CBS, as well as one-half of personal property taxes applicable to the Demised Premises. Koplar shall, within thirty
(30) days of receipt of demand therefor, reimburse CBS for its one-half share of such taxes.

          4. Termination of Lease. (a) CBS shall have the right to terminate this Lease, upon one (1) year's prior written notice to Koplar, at any time during the term of this Lease, as said term may be extended pursuant to Article 2 herein, until the billing dispute on payment for downlink


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

services has been resolved in writing by both parties, and this Lease shall terminate on the date specified in CBS' notice. Koplar shall not be obligated to make any further payments of Fixed Rental hereunder as of the termination date specified in CBS' notice. Notwithstanding the foregoing. in the event Koplar is unable, after utilizing its best efforts, to move off the tower within said one
(1) year period, CBS agrees to enter into good faith negotiations with Koplar to determine a time period, not to exceed one (1) year, during which Koplar can leave the tower (the "Extended Term"). During the Extended Term, Koplar shall continue to pay the Fixed Rental, as same may be increased pursuant to the provisions of Article 3. In the event that this Lease shall not be terminated under the provisions of the preceding sentence, and CBS shall, nevertheless, discontinue the use of its tower and move its antenna to another tower, then on and after the date on which CBS shall have ceased to use the tower because it has moved its antenna to another tower, Koplar shall pay to CBS within thirty
(30) days after CBS gives notice of such expenses to Koplar, 100% of the annual cost of

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

maintenance of the tower, unless the tower shall be used by other. commercial television broadcasters, in which event Koplar shall pay to CBS that part of 100% of the annual cost of maintenance of the tower which is proportionate to the total number of parties then using the tower.

            (b) Koplar shall have the right to terminate this Lease on any anniversary date of the Commencement Date, upon one (1) year's written notice to CBS. provided that Koplar will use its best efforts to ensure that CBS is given the right to move its antenna to the same tower to which Koplar moves its antenna, on terms which are at least as favorable as granted to any other television station which also moves its antenna to the same tower. In the event Koplar does not own, either in full or in part, such tower, Koplar will use its best efforts to ensure that CBS will be able to move its antenna to said tower on terms which are at least as favorable as those granted to Koplar.

          5. USE. (a) The building and installation shall be used exclusively for television purposes. Koplar agrees to keep the portion of the Site leased hereunder and said building and improvements thereon free and clear of all mechanics' and materialmen's liens.

During the term hereof, Koplar agrees to keep the building and installation and the Demised Premises in good order and appearance.

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

            (b) If the tower becomes unuseable for television broadcasting purposes by Koplar by reason of damage, deterioration or destruction, CBS shall have no obligation to make the tower useable, except as provided in Article 24 herein. During the period when the tower is so unuseable, Fixed Rental to be paid by Koplar hereunder shall be abated. If the period of such unuseability exceeds twelve (12) months, either party hereto may terminate this Lease by written notice to the other.

         6. COOPERATION. Koplar agrees to give its full and complete cooperation to CBS in obtaining, if required, the approval of all appropriate Federal, state and local authorities, to the tower and multiple broadcasting therefrom, the site and improvements thereon.

         7. MAINTENANCE AND REPAIR OF THE DEMISED PREMISES. CBS shall maintain and repair the Demised Premises. Koplar shall, within thirty (30) days of receipt of demand therefor, pay CBS one-half (1/2) of CBS' costs and expenses arising out of or in any way connected with the maintenance of the Demised Premises for that repair or maintenance work which shall inure to the benefit of both CBS and Koplar, including, but not limited to, maintenance of the lawn and shrubbery located on the Site, maintenance of the elevators

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


servicing the tower and painting and repair of the tower and guy wires. CBS shall not be responsible to Koplar for any loss or damage occasioned by any interruption of the use of the tower for any reason whatsoever, unless directly caused by the willful misconduct or negligence of CBS. CBS agrees that in repairing and maintaining the tower it will take all necessary precautions to avoid any interference to the broadcasting activities of Koplar.

         8. CHANGES IN TOWER. If, at any time during the term of this Lease, as such term may be extended pursuant to Article 2 herein, any changes or alterations in the tower are required by any Federal, state or local authorities having jurisdiction, CBS will promptly make such change or alteration, and Koplar shall, within thirty (30) days of receipt of demand therefor. reimburse CBS for one-half (1/2) of the expenditure. Notwithstanding the foregoing, (i) if the change would make it impracticable to use the tower as altered for multiple broadcasting, this Lease shall terminate forthwith without liability of either party hereto to the other, and (ii) if the change would cost more than fifty (50%) percent of the then current replacement cost of the tower, CBS shall not be required to make any change and either party hereto may terminate the Lease, by written notice to the other. If any change reduces the height of

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

the tower, the space referred to in paragraph l(b) hereof shall be modified to similar space on the tower below the space to be used by CBS' Channel 4 antenna at the top portion of the tower as changed.

          9. OBJECTIONABLE INTERFERENCE. (a) If any broadcasting activity of either party causes objectionable interference to the broadcasting activities of the other, the party causing the interference shall discontinue such interference immediately upon notice from the other party.

            (b) Before Koplar shall make any changes in or additions to existing installations, it shall submit to CBS specifications, plans and specific designs therefor, whereupon CBS shall notify Koplar, within sixty (60) days, if it finds objection to the proposal.

            (c) If either party in actual broadcasting operations shall be alleged to cause objectionable interference to the broadcasting activities of the other party, and there is a dispute as to whether there is objectionable interference occuring, the party claiming interference may object.

            (d) If the party receiving an objection shall thereafter be unwilling to alter its proposals or operations, as the case may be, to meet the objections, the dispute shall be submitted to an arbitration committee, consisting of one (1) engineer selected by CBS, one (1) engineer

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

selected by Koplar and the third (3rd) engineer to be selected by the two engineers so selected (herein called the "Committee"). It shall be the duty of the members of the Committee to determine whether, in their opinion, the specifications, plans and designs are such that there will result no objectionable interference to any broadcasting activity then being conducted from the tower, or whether there exists any objectionable interference if an actual broadcasting activity is complained of. If a majority of the Committee shall be of the opinion that such objectionable interference will necessarily result, or is resulting, the proposing party shall not proceed therewith or continue therewith. However, if a majority of the Committee shall be of the opinion that no such objectionable interference will result or is resulting, the proposing party or allegedly interfering party may proceed therewith in accordance with such specifications, plans and designs or with the broadcasting complained of. The time for selection of arbitrators and the conduct of the arbitration shall be governed by the rules of the American Arbitration Association.

         10. OBJECTIONABLE INTERFERENCE CRITERION. "Objectionable interference" to a broadcasting activity shall be

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


deemed to exist if:

            (a) the Committee determines it exists as provided in paragraph 10 hereof,

            (b) the determination to that effect is made by an authorized representative of the Federal Communications Commission,

            (c) a condition exists which constitutes interference within the meaning of the provisions of the rules and regulations of the Federal Communications Commission in effect at the time, or

            (d) there is material impairment of the quality of either sound or picture of a broadcasting activity in any portion of the protected service area of such activity, as such area is or may be defined by the Federal Communications Commission at any hour during the period of operation of such activity.

If any dispute arises as to questions of fact relating to subparagraphs  (c) and
(d) hereof, such dispute shall be determined by the Committee under the procedures hereinbefore set forth.

         11.      DISCONTINUANCE OF OBJECTIONABLE INTERFERENCE.

            (a) The party responsible for the Objectionable Interference shall immediately discontinue it until such interference can be corrected, or may, in lieu of discontin-

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

uing  such   activity,   transfer  it  to  a  temporary  or  emergency   antenna
if-objectionable interference will thereby be eliminated.

            (b) If, in order to correct objectionable interference caused by its broadcasting activities or equipment, either party may desire, at its expense, to attach protective devices to the equipment of the other party, said other party will consent thereto if there will result no interference with the conduct or use of any of its broadcasting activities or equipment.

         12. RESUMPTION OF BROADCASTING. Whenever either party shall discontinue a broadcasting activity or transfer it to a temporary or emergency antenna, it shall not resume such broadcasting activity or re-transfer such broadcasting activity from such-temporary or emergency antenna to the regular or permanent antenna thereto fully in use, unless in either case it complies with conditions set forth by CBS for engaging in the operation of a broadcasting activity.

         13. EASEMENTS. Koplar shall have full right of access necessary for the operation, upkeep and maintenance of its facilities. using for that purpose to the. extent reasonably. convenient for the purpose, easements designated by CBS over and upon the parts of the Demised Premises not reserved exclusively to CBS or its tenants in common with CBS, such

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

use to be exercised in such manner as to cause minimum interference with such use by others or other occupancy of the Site.

         14. EXCHANGE OF INFORMATION. In addition to the specific obligations imposed by this Lease, each party will endeavor in good faith to conduct its broadcasting activities in accordance with the intent of this Lease and will cooperate with the other party so as to anticipate and prevent any objectionable interference. To this end, each party will, upon request of the other party, exchange full information as to present and future operations from the tower.

         15. LEGAL RIGHTS. It is not the intention of the parties that arbitration and other provisions hereof shall deprive either party of the right to seek legal damages against the other for any damage or loss that may be suffered because of objectionable interference, which a party has caused or bears the responsibility to cease under the terms of this Lease.

         16. EQUITABLE RELIEF. The provisions hereof for protection against objectionable interference are the essence of the agreements of the parties hereto, and such interference will, or may result, in immediate and irreparable loss

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

and damage to the party suffering such interference and the loss or damage will be such that money damages in a court of law cannot fully compensate therefore. Accordingly, whenever a party is required by the provisions of this Lease to discontinue an interfering broadcast activity and fails to do so, the other party will be entitled to appropriate injunctive and other equitable relief.

         17. INDEMNITY AND INSURANCE. Each party agrees to indemnify and hold the other harmless against any liability, damages. loss or expense, including attorneys' fees, incurred or suffered in consequence either of injury, including death at any time resulting therefrom, to any person, or of damage to property due to any act or omission of the former or of any of its contractors, representatives, employees or agents on or about the Site-and the tower. Koplar agrees to proc-ure and keep in force and effect at all times with premiums paid liability insurance covering the above indemnity in amounts reasonably satisfactory to CBS.

         18. REPRESENTATIONS AND WARRANTIES OF KOPLAR. With respect to downlink services referred to in paragraph 3.3(b) herein, Koplar hereby warrants that should any signal(s) become encoded. Koplar will promptly provide a decoded signal(s) to KMOX-TV, at its sole cost and expense. and will not pass along to KHOX-TV any costs associated with such

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

decoding, or any other costs including. but not limited to, acquisition rights; provided, however, in the event Koplar incurs any out of pocket expenses in connection with such decoding. and such decoding is solely for the benefit of KMOX-TV, KMOX-TV shall reimburse Koplar for such out of pocket expenses upon receipt of invoices in good order. CBS will make the final determination regarding the acceptability of signal(s) based upon its own minimum technical standards.

         19. NOTICES. Any notice or communication to either party hereto shall be deemed sufficiently given if the same be in writing and sent by certified mail, addressed to the other party at its above address, or personally delivered to an officer of the party at the offices of the party at that address, and the time of giving of such notice or communication shall be deemed to be the time when the same is so mailed or personally delivered.

         20. ASSIGNMENT. This Lease may not be assigned by Koplar without the written consent of CBS except to a corporation, individual, partnership or other business enterprise which acquires Koplar's television broadcasting license, obtains the permission or approval of the Federal Communications Commission to carry on commercial television broadcasting from the tower, assumes in writing the full and

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

entire obligations of Koplar hereunder and is reasonably judged by CBS to be financially responsible. This Lease may be assigned by CBS without the written consent of Koplar. Koplar hereby acknowledges that CBS will assign its interest in this Lease to Viacom International Inc., or a wholly owned subsidiary. Upon such assignment, Koplar shall release CBS from all obligations under this Lease, provided Viacom International Inc., or a wholly owned subsidiary thereof, assumes all obligations under this Lease.

         21. REGULATIONS. Koplar shall comply with all present and future requirements of law, rules, ordinances, orders and regulations of all appropriate governmental and municipal authorities, and Koplar shall not do any action or suffer any condition to exist in, upon or about the Demised Premises which shall subject CBS in any way to any liability for penalties, fines or damage.

         22. MECHANICS' LIENS. If a notice of mechanics' liens be filed against the Demised Premises purporting to be for labor or material alleged to have been furnished to Koplar, and if Koplar shall not cause such lien to be discharged within ninety (90) days after the filing of such notice, CBS may at its option discharge the lien, and all cost in so doing shall be additional rental hereunder to be paid by Koplar upon receipt of invoice therefor, unless discharge of

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

such lien shall be secured by surety bond of a surety company satisfactory to CBS.

          23. DEFAULT. (a) If Koplar shall make a general assignment f o r the benefit o. f creditors or shall be adjudicated bankrupt, the term of this Lease shall thereby at the option of CBS, expressed in a one-day written notice to Koplar, expire on the expiration of said one-day notice as fully and completely as if such date of expiration were the date herein determined for the expiration of the term of this Lease.

            (b) If Koplar shall make default in the payment of Fixed Rental or in the payment of any other sum of money required to be paid under the terms of this Lease, and such default shall continue and not be fully cured within ten
(10) days after written notice by CBS setting forth the nature of such default, then, at the expiration of said ten (10) days, CBS may at its option forthwith or at any time thereafter terminate this Lease by written notice to Koplar and on the date of termination as specified therein by CBS, this Lease shall terminate and expire as fully and completely as if that specified date were the date herein fixed for the expiration of the term of this Lease.

            (c) If Koplar shall default in fulfilling any of the covenants and obligations of this Lease other than de-

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


faults for the payment of monies hereinabove specified, and such default shall continue for thirty (30) days after notice thereof from CBS setting forth the nature of such default, provided that such thirty (30) day period may be extended to a maximum of ninety (90) days from the date of notice of the default if Koplar commences to cure and diligently pursues the curing of such default within such time period, CBS may at any time thereafter give Koplar a notice of termination of this Lease, and on the date of termination as specified therein, this Lease shall terminate and expire as fully and completely as if that specified date were the date herein fixed for the expiration of the term of this Lease.

            (d) No delay in asserting and no waiver of default by CBS hereunder shall be deemed a waiver of subsequent defaults or of any provision of this Lease, or prejudice its right to terminate hereunder.

            (e) Upon any such termination as herein provided, Koplar shall remain liable under the terms of this Lease as provided by law.

         24.      DAMAGE AND DESTRUCTION.

            (a) If the Demised Premises or any part thereof should be destroyed or damaged by fire or other casualty during the term of this Lease, as

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


such term may be extended pursuant to Article 2 herein, then, unless this Lease is terminated by Koplar as hereinafter provided, CBS shall promptly proceed to reconstruct, restore and repair. the Demised Premises to a condition substantially equivalent to their former condition; provided, however, if the estimated cost of repair or restoration shall' exceed fifty (50%) percent of CBS' current replacement costs of the Demised Premises, CBS may elect to terminate this Lease by written notice to Koplar given within ninety (90) days after such fire or casualty specifying a date for the expiration of the Lease. Upon the date specified in such notice, the term of this Lease shall expire.

            (b) If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty and CBS elects to repair same, the Fixed Rental and any other sums payable hereunder shall be apportioned from the day following the casualty according to the part of the Demised Premises which is usable, until such repair shall be substantially completed.

         25. EMINENT DOMAIN. If the Demised Premises or any part thereof be taken by eminent domain or condemnation proceedings, CBS shall be entitled to receive any and all

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

awards that may be made for or on account of the Demised Premises, excluding any award made specifically for Koplar's transmitter building and improvements.

         26. SUBORDINATION. This Lease shall be and at all times remain subject and subordinate to any mortgages, deeds of trust, leases, bond issues or trust indentures now on or which may hereafter be placed upon the Demised Premises.

         27. MISCELLANEOUS.

            (a) This Lease embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements. understandings and statements, oral or written, are merged into this Lease. Neither this Lease nor any provision hereof can be waived, changed or terminated orally or in any manner other than by a written agreement executed by both parties. This Lease shall not be binding, or evidence any understanding or agreement, until signed by both parties hereto.

            (b) If any provision of this Lease shall be invalid or unenforceable as against any person or under certain circumstances, the remainder of this Lease and the applicability of such provision to other persons or circumstances shall not be affected thereby and each provision of this Lease shall, except as otherwise herein provided, be valid and enforced to the fullest extent permitted by law.

            (c) The provisions of this Lease shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            (d) This Lease shall be governed by and construed in accordance with the laws of the State of Missouri.

            (e) The captions in this Lease are for convenience of reference only and in no way define. describe or limit the scope or intent of this Lease or any of the provisions hereof.

            (f) This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, the parties have respectfully signed and sealed this Lease as of the day and year first above written.

(Seal)                                  KOPLAR COMMUNICATIONS INC.






                                        By/s/Larry Marcus
                                          --------------------------------


                                        CBS INC.

(Seal)                                  By/s/Martha Snyder
                                          --------------------------------

          EXHIBIT A-1 Description of broadcasting tower has been intentionally omitted by the Registrants.

          A copy of this omitted Exhibit A-1 will be provided to the Securities and Exchange Commission upon request.


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